Exhibit 4.1

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                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
                                    Depositor


                                       and


                             WELLS FARGO BANK, N.A.,
                       Trustee and Securities Intermediary




              ----------------------------------------------------

                                 TRUST AGREEMENT
                          Dated as of December 1, 2004

              -----------------------------------------------------


                   MASTR SEASONED SECURITIZATION TRUST 2004-2

                MORTGAGE PASS-THROUGH CERTIFICATES, Series 2004-2



================================================================================

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                                TABLE OF CONTENTS
                                -----------------



ARTICLE I DEFINITIONS                                                                                             2
   Section 1.01.     Definitions..................................................................................2
   Section 1.02.     Certain Calculations........................................................................13


ARTICLE II CONVEYANCE OF UNDERLYING CERTIFICATES; REPRESENTATIONS AND WARRANTIES                                 13

   Section 2.01.     Conveyance of Trust Assets..................................................................13
   Section 2.02.     Acceptance by Trustee of the Trust Assets...................................................13
   Section 2.03.     Representations and Warranties of the Depositor as to the Trust Assets......................13
   Section 2.04.     Execution and Delivery of Certificates......................................................14
   Section 2.05.     REMIC Matters...............................................................................15


ARTICLE III ADMINISTRATION OF UNDERLYING CERTIFICATES                                                            15

   Section 3.01.     Permitted Withdrawals from the Distribution Account.........................................15
   Section 3.02.     Distribution Account........................................................................15


ARTICLE IV DISTRIBUTIONS AND ALLOCATION OF LOSSES                                                                16

   Section 4.01.     Priorities of Distribution..................................................................16
   Section 4.02.     Allocation of Realized Losses...............................................................17
   Section 4.03.     Distribution Date Statements to Certificateholders..........................................17


ARTICLE V THE CERTIFICATES                                                                                       20

   Section 5.01.     The Certificates............................................................................20
   Section 5.02.     Certificate Register; Registration of Transfer and Exchange of Certificates.................20
   Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates...........................................24
   Section 5.04.     Persons Deemed Owners.......................................................................24
   Section 5.05.     Access to List of Certificateholders' Names and Addresses...................................25
   Section 5.06.     Maintenance of Office or Agency.............................................................25


ARTICLE VI THE DEPOSITOR                                                                                         25

   Section 6.01.     Liabilities of the Depositor................................................................25
   Section 6.02.     Merger or Consolidation of the Depositor....................................................25
   Section 6.03.     Limitation on Liability of the Depositor and Others.........................................26
   Section 6.04.     Rights of Certificateholders as Holders of the Trust Assets.................................26


ARTICLE VII [RESERVED]                                                                                           27

ARTICLE VIII CONCERNING THE TRUSTEE                                                                              27

   Section 8.01.     Duties of Trustee...........................................................................27
   Section 8.02.     Certain Matters Affecting the Trustee.......................................................28
   Section 8.03.     Trustee Not Liable for Certificates.........................................................29
   Section 8.04.     Trustee May Own Certificates................................................................29
   Section 8.05.     Trustee's Fees and Expenses.................................................................29
   Section 8.06.     Eligibility Requirements for Trustee........................................................30
   Section 8.07.     Resignation and Removal of Trustee..........................................................30
   Section 8.08.     Successor Trustee...........................................................................31
   Section 8.09.     Merger or Consolidation of Trustee..........................................................32
   Section 8.10.     Appointment of Co-Trustee or Separate Trustee...............................................32
   Section 8.11.     Tax Matters.................................................................................33
   Section 8.12.     Periodic Filings............................................................................35
   Section 8.13.     Annual Compliance Certificate...............................................................36
   Section 8.14.     Annual Accountants' Review..................................................................37
   Section 8.15.     Voting on the Trust Assets..................................................................37


ARTICLE IX [reserved]                                                                                            37



ARTICLE X TERMINATION                                                                                            37

   Section 10.01.    Final Distribution on the Certificates......................................................37
   Section 10.02.    Additional Termination Requirements.........................................................38


ARTICLE XI MISCELLANEOUS PROVISIONS                                                                              39

   Section 11.01.    Amendment...................................................................................39
   Section 11.02.    Governing Law...............................................................................40
   Section 11.03.    Intention of Parties........................................................................40
   Section 11.04.    Notices.....................................................................................41
   Section 11.05.    Severability of Provisions..................................................................41
   Section 11.06.    Limitation on Rights of Certificateholders..................................................42
   Section 11.07.    Certificates Nonassessable and Fully Paid...................................................42


ARTICLE XII SECURITIES ACCOUNT                                                                                   43

   Section 12.01.    The Securities Account......................................................................43
   Section 12.02.    Liability of the Securities Intermediary....................................................45

EXHIBITS
--------

Exhibit A:         Form of Class A-[1][2][3] Certificate
Exhibit B:         Form of Class PO Certificate
Exhibit C:         Form of Class A-R Certificate
Exhibit D:         Form of Reverse of Certificates
Exhibit E:         Form of Transfer Affidavit
Exhibit F:         Form of Transferor Certification
Exhibit G:         Form of Certification to be Provided with Form 10-K

         THIS TRUST AGREEMENT (the "Agreement"), dated as of December 1, 2004, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation as depositor (the "Depositor") and WELLS FARGO BANK, N.A., a national banking association ("Wells Fargo") as trustee (in such capacity, the "Trustee") and as securities intermediary (in such capacity, the "Securities Intermediary").

                           W I T N E S S E T H T H A T

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes shall consist of one REMIC (the "Master REMIC"). The "latest possible maturity date" for federal income tax purposes of all interests created hereby shall be the Latest Possible Maturity Date.

         MASTER REMIC:

         The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):


                                                                                             INTEGRAL MULTIPLES
                       INITIAL CLASS PRINCIPAL    INITIAL PASS-THROUGH        MINIMUM           IN EXCESS OF
                               BALANCE                    RATE              DENOMINATION           MINIMUM
                               -------                    ----              ------------           -------
Class A-1...........      $ 341,652,010                  6.500%               $25,000                $1
Class A-2...........      $  50,000,000                  6.500%               $25,000                $1
Class A-3...........      $   2,500,000                  6.500%               $25,000                $1
Class PO                  $     364,168                    (1)                $25,000                $1
Class A-R...........      $         100                    N/A                  NA                   N/A

--------------
         (1) The Class PO Certificates are Principal Only Certificates and will not be entitled to distributions in respect of interest.

         Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates.................    The Class A-1, Class A-2, Class A-3
                                            and Class PO Certificates.

ERISA-Restricted Certificates...........    The Residual Certificates.

Physical Certificates...................    The Residual Certificates.

Principal Only Certificates.............    The Class PO Certificates.

Rating Agencies.........................    Fitch and S&P.

Regular Certificates....................    The Class A-1, Class A-2, Class A-3
                                            and Class PO Certificates.

Residual Certificates...................    The Class A-R Certificates.

         Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. DEFINITIONS.

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  ACCOUNT PROPERTY: All amounts and investments held from time to time in a Securities Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise), and all proceeds of the foregoing.

                  ACCRUED CERTIFICATE INTEREST: With respect to any Distribution Date and the Class A-1, Class A-2 or Class A-3 Certificates, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Principal Balance subject to reduction as provided in Section 4.01(b) PLUS (ii) any Class Unpaid Interest Amounts for such Class.

                  AFFILIATE: When used with reference to a specified Person that
(i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

                  AGREEMENT: This Trust Agreement and all amendments or supplements hereto.

                  AVAILABLE FUNDS: As to any Distribution Date, the aggregate amount required to be held by the Trustee in the Distribution Account on such Distribution Date representing distributions received by the Trustee on the Trust Assets and not previously distributed to the Certificateholders (provided that the related Underlying Distribution Date Statement has been received by the Trustee for the immediately prior Underlying Distribution Date) and any other amounts deposited in the Distribution Account pursuant to Section 3.02, less any amounts related to the Trust Assets permitted to be withdrawn from the Distribution Account pursuant to clauses (a)-(c) inclusive of Section 3.01.

                  BOOK-ENTRY CERTIFICATES: As specified in the Preliminary Statement.

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the City of New York, New York, Minnesota, Maryland, or any city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

                  CERTIFICATE: Any one of the Certificates executed by the Trustee on behalf of the Trust and authenticated by the Trustee in substantially the forms attached hereto as Exhibit A through Exhibit D.

                  CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

                  CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof MINUS the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto pursuant to Section 4.02.

                  CERTIFICATE REGISTER: The register maintained pursuant to
Section 5.02 hereof.

                  CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor, as applicable, shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; PROVIDED, HOWEVER, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the CONSENT of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor, as applicable, in determining which Certificates are registered in the name of an affiliate of the Depositor.

                  CLASS: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

                  CLASS INTEREST SHORTFALL: As to any Distribution Date and any interest-bearing Class, the amount by which the amount described in clause (i) of the definition of "Accrued Certificate Interest" for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date.

                  CLASS PRINCIPAL BALANCE: With respect to any Class and as to any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

                  CLASS UNPAID INTEREST AMOUNTS: As to any Distribution Date and any interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of "Accrued Certificate Interest" for such Class.

                  CLOSING DATE:  December 29, 2004.

                  CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

                  CONTROL: The meaning specified in Section 8-106 of the Relevant UCC.

                  CORPORATE TRUST OFFICE: With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located for certificate transfer purposes at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services--MSSTR 2004-2, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Corporate Trust Services--MSSTR 2004-2.

                  CUT-OFF DATE:  December 1, 2004.

                  DEFINITIVE CERTIFICATES: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

                  DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Principal Balance of this Certificate".

                  DEPOSITOR: Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

                  DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

                  DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.02 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of MASTR Seasoned Securitization Trust 2004-2, Mortgage Pass-Through Certificates, Series 2004-2." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

                  DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, commencing in January 2005.

                  DISTRIBUTION DATE STATEMENT: The statement delivered to the Certificateholders pursuant to Section 4.03.

                  ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company, the deposits in which accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a non-interest bearing segregated trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency, as stated by each such Rating Agency in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA-RESTRICTED CERTIFICATE: As specified in the Preliminary Statement.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended from time to time.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FINANCIAL ASSET: As specified in Section 8-102(a)(9) of the
UCC.

                  FITCH: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 11.05(b), the address for notices to Fitch shall be One State Street Plaza, New York, NY 10004, Attention: MBS Monitoring MASTR Seasoned Securitization Trust 2004-2, or such other address as Fitch may hereafter furnish to each party to this Agreement.

                  FREDDIE MAC: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  INTEREST ACCRUAL PERIOD: With respect to each of the Class A-1, Class A-2 and Class A-3 Certificates and each REMIC Regular Interest and any Distribution Date, the period from and including the first day of the month immediately preceding the month in which such Distribution Date occurs, commencing December 1, 2004, to and including the last day of such immediately preceding month, on the basis of a 360-day year consisting of twelve 30-day months.

                  INTEREST DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the interest portion of all distributions received by the Trustee with respect to the Trust Assets on the Underlying Distribution Date occurring in the month of such Distribution Date.

                  LATEST POSSIBLE MATURITY DATE: The Distribution Date following the maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

                  MAJORITY IN INTEREST: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

                  MASTER REMIC: As specified in the Preliminary Statement.

                  MASTER SERVICER: With respect to the Trust Assets, Wells Fargo Bank, N.A. and its successors and assigns, in its capacity as Master Servicer under the Underlying Pooling and Servicing Agreement.

                  MOODY'S: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(b), the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Monitoring Group, or such other address as Moody's may hereafter furnish to each other party to this Agreement.

                  MORTGAGE LOANS: The mortgage loans held by the Underlying Trustee on behalf of the Underlying Trust.

                  NET INTEREST SHORTFALLS: The aggregate amount by which the Accrued Certificate Interest for each of the Trust Assets was reduced for the related Underlying Distribution Date pursuant to Section 4.02(b) of Underlying Pooling and Servicing Agreement.

                  NOTICE OF FINAL DISTRIBUTION: The notice to be provided pursuant to Section 10.01 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

                  OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor and delivered to the Trustee as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor, including in house counsel, reasonably acceptable to the Trustee provided, however, that, with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, (ii) not have any direct financial interest in the Depositor or in any affiliate of either, and (iii) not be connected with the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  OTS: The Office of Thrift Supervision.

                  OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

                  OWNERSHIP INTEREST: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  PASS-THROUGH RATE: For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

                  PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

                  PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

                  (a) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (b) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

                  (c) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

                  (d) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

                  (e) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

                  (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

                  (g) repurchase obligations with respect to any security described in clauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

                  (h) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (i) units of a taxable money market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

                  (j) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any affiliate of the Trustee acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency (if so rated by such Rating Agency; PROVIDED, HOWEVER, if S&P or Moody's is a Rating Agency, then such mutual fund, money market fund, common trust fund or other pooled investment vehicle shall have been rated by S&P or Moody's, as applicable); and

                  (k) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

PROVIDED that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

                  PERMITTED TRANSFEREE: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more Persons described in this clause (v) have the authority to control all substantial decisions of the Trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

                  PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  PHYSICAL CERTIFICATE: As specified in the Preliminary
Statement.

                  PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the principal portion of all distributions received by the Trustee with respect to the Trust Assets on the Underlying Distribution Date occurring in the month of such Distribution Date.

                  PRINCIPAL ONLY CERTIFICATES: As specified in the Preliminary Statement.

                  PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated December 23, 2004 relating to the Certificates and the accompanying Prospectus dated October 25, 2004.

                  RATING AGENCY: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  REALIZED LOSS: As to any Distribution Date, the principal portion of realized losses determined from the related Underlying Distribution Date Statement as having been allocated to each Trust Asset for the immediately preceding Underlying Distribution Date.

                  RECORD DATE: With respect to any Distribution Date and the Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

                  REFERENCE DATE:  December 27, 2004.

                  REGULAR CERTIFICATES: As specified in the Preliminary
Statement.

                  RELEVANT UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

                  REMIC CHANGE OF LAW: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

                  REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

                  REMIC REGULAR INTEREST: As specified in the Preliminary Statement.

                  RESIDUAL INTERESTS: As specified in the Preliminary Statement.

                  RESPONSIBLE OFFICER: Any director, any managing director, any associate, any vice president, any assistant vice president, the secretary, any assistant secretary, any trust officer or any other officer of the Trustee, as applicable, customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  S&P: Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.05(b), the address for notices to S&P shall be Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Monitoring Group, or such other address as S&P may hereafter furnish to each other party to this Agreement.

                  SECURITIES ACCOUNT:  As specified in Section 12.01.

                  SECURITIES INTERMEDIARY: The Person acting as Securities Intermediary under this Agreement (which is, as of the Closing Date, Wells Fargo Bank, N.A.), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 12.01.

                  SECURITIES PURCHASE AGREEMENT: The Securities Purchase Agreement, dated as of December 29, 2004, between UBS Securities LLC and the Depositor.

                  SECURITY ENTITLEMENT: As specified in Section 8-102(a)(17) of the Relevant UCC.

                  STARTUP DAY:  The Closing Date.

                  TAX MATTERS PERSON: In the case of the REMIC created by this Agreement, the person designated as "tax matters person" in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1 for such REMIC.

                  TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

                  TRUST:  As defined in Section 2.01(b).

                  TRUST ADMINISTRATOR: With respect to the Trust Assets, the trust administrator of the Underlying Trust pursuant to the Underlying Pooling and Servicing Agreement.

                  TRUST ASSETS: A 100% interest in each of the MASTR Seasoned Securitization Trust 2004-1, Mortgage Pass-Through Certificates, Series 2004-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-6.

                  TRUST FUND: The corpus of the trust created hereunder consisting of: (a) the rights of the Depositor under the Securities Purchase Agreement; (b) the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (c) all of the Depositor's right, title and interest in the Trust Assets, including any payments thereon due after the Reference Date; and (d) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

                  TRUSTEE: Wells Fargo Bank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

                  TRUSTEE COMPENSATION: (a) All investment earnings on amounts on deposit in the Distribution Account PLUS (b) an additional fee equal to (i) 1/12 of the Trustee Fee Rate MULTIPLIED by (ii) the Certificate Principal Balance of the Trust Assets as of the related Underlying Distribution Date.

                  TRUSTEE FEE RATE:  0.006% per annum.

                  UNDERLYING DISTRIBUTION DATE: The 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day.

                  UNDERLYING DISTRIBUTION DATE STATEMENTS: The distribution date statements relating to the Trust Assets made available by the Master Servicer to the Trustee on behalf of the Trust as holder of the Trust Assets.

                  UNDERLYING POOLING AND SERVICING AGREEMENT: That certain pooling and servicing agreement dated as of September 1, 2004, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., Wells Fargo Bank, N.A. as master servicer, trust administrator and a custodian, U.S. Bank National Association as a custodian and Wachovia Bank, National Association as trustee.

                  UNDERLYING PROSPECTUS: With respect to the Trust Assets, the prospectus supplement dated September 30, 2004 to the prospectus dated September 30, 2004 of Mortgage Asset Securitization Transactions, Inc.

                  UNDERLYING SERVICER: With respect to any Mortgage Loan, the servicer of such Mortgage Loan.

                  UNDERLYING TRUST: With respect to the Trust Assets, the trust established by the Underlying Pooling and Servicing Agreement which issued such Trust Assets.

                  UNDERLYING TRUSTEE: With respect to the Trust Assets, the trustee of the Underlying Trust.

                  UNDERWRITER'S EXEMPTION: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

                  VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, the Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Principal Balances of their respective Certificates on such date.

                  WELLS FARGO: Wells Fargo Bank, N.A., in its capacity as Trustee and Securities Intermediary, as the case may be, hereunder.

                  Section 1.02. CERTAIN CALCULATIONS.

                  Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, all calculations of interest provided for herein shall be made on the basis of a 360-day year consisting of twelve 30 day months.

                                   ARTICLE II

                     CONVEYANCE OF UNDERLYING CERTIFICATES;
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.01. CONVEYANCE OF TRUST ASSETS.

                  (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

                  (b) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "MASTR Seasoned Securitization Trust 2004-2" and Wells Fargo Bank, N.A. is hereby appointed as Trustee in accordance with the provisions of this Agreement.

                  (c) The Distribution Account shall at all times be an Eligible Account. If the Distribution Account ceases to be an Eligible Account, the Trustee shall immediately establish and maintain a new Distribution Account that is an Eligible Account, and shall immediately transfer all funds on deposit in the former Distribution Account to the new Distribution Account.

                  Section 2.02. ACCEPTANCE BY TRUSTEE OF THE TRUST ASSETS.

                  The Trustee acknowledges receipt of the Trust Assets and declares that it holds and will hold such Trust Assets in trust for the exclusive use and benefit of all present and future Certificateholders.

                  Section 2.03. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AS TO THE TRUST ASSETS.

                  The Depositor hereby represents and warrants to the Trustee with respect to each Trust Asset as of the date hereof or such other date set forth herein that:

                  (a) This Agreement creates a valid and continuing ownership interest in the Account Property in favor of the Trustee. If the transfer and assignment of the Trust Assets contemplated by this Agreement is deemed to be other than a sale notwithstanding the intent of the parties hereto, this Agreement creates a valid and continuing security interest (as defined in the Relevant UCC) in the Account Property in favor of the Trustee, which security interest is prior to all other security interests, and is enforceable as such as against creditors of and purchasers from the Depositor.

                  (b) All of the Account Property has been and will have been credited to one of the Securities Accounts. The Securities Intermediary for each Securities Account has agreed to retain all assets credited to the Securities Accounts as "financial assets" within the meaning of the Relevant UCC.

                  (c) It is the intention of the parties that the Trust owns and has good and marketable title to the Account Property free and clear of any lien, claim or encumbrance of any Person. If the transfer and assignment of the Trust Assets contemplated by this Agreement is deemed to be other than a sale, notwithstanding the intent of the parties hereto, the Depositor would own and have good and marketable title to the Account Property free and clear of any lien, claim or encumbrance of any Person (other than a security interest in favor of the Trust).

                  (d) The Depositor has received all consents and approvals required by the terms of the Account Property to the transfer to the Trustee on behalf of the Trust of its interest and rights in the Account Property hereunder.

                  (e) The Depositor has taken all steps necessary to cause the Securities Intermediary to identify in its records the Trustee as the person having a Security Entitlement against the Securities Intermediary in each of the Securities Accounts.

                  (f) Other than the interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the Account Property. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Account Property other than any financing statement relating to the interest granted to the Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

                  (g) The Securities Accounts are not in the name of any person other than the Depositor or the Trustee. The Depositor has not consented to the Securities Intermediary of any Securities Account to comply with entitlement orders of any person other than the Trustee.

                  Section 2.04. EXECUTION AND DELIVERY OF CERTIFICATES.

                  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and acknowledges the issuance of the REMIC Regular Interests as described in the Preliminary Statement and the Class A-R Certificates in exchange therefor. The Trustee further acknowledges the transfer and assignment to it of the REMIC Regular Interests and, concurrently with such transfer and assignment, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and the REMIC Regular Interests and to exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

                  Section 2.05. REMIC MATTERS.

                  The Preliminary Statement sets forth the designations as "regular interests" or "residual interests" and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The Master REMIC's fiscal year shall be the calendar year.

                                  ARTICLE III

                                ADMINISTRATION OF
                             UNDERLYING CERTIFICATES

                  Section 3.01. PERMITTED WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT.

                  The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (a) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein in accordance with Section 3.02(a);

                  (b) to withdraw any indemnity, expense, fee or other reimbursement owed to it from the Trust pursuant to this Agreement, including, without limitation, Section 8.05; and

                  (c) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 10.01 hereof.

                  Section 3.02. DISTRIBUTION ACCOUNT.

                  (a) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, on the day of receipt (or if such day is not a Business Day, the immediately succeeding Business Day), deposit in the Distribution Account and retain therein the following:

                           (i) any distributions on the Trust Assets with respect to the Underlying Distribution Date;

                           (ii) an amount equal to $100, which shall be remitted by the Depositor to the Trustee for deposit in the Distribution Account on the Closing Date; and

                           (iii) any other amounts described hereunder which are required to be deposited in the Distribution Account.

                  All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.01.

                  (b) The Trustee shall either (i) hold funds on deposit in the Distribution Account uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereon or (ii) invest funds on deposit in the Distribution Account in Permitted Investments, which Permitted Investments shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date). Permitted Investments in respect of the Distribution Account shall not be sold or disposed of prior to their maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain (net of any losses realized from any such investment of funds on deposit in the Distribution Account) shall be for the benefit of the Trustee as additional compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Distribution Account. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Distribution Account (except to the extent the Trustee is the obligor and has defaulted thereon) or made in accordance with this Section 3.02.

                  (c) The Trustee shall give notice to each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

                                   ARTICLE IV

                     DISTRIBUTIONS AND ALLOCATION OF LOSSES

                  Section 4.01. PRIORITIES OF DISTRIBUTION.

                  (a) On each Distribution Date, the Trustee shall withdraw the Available Funds (to the extent on deposit in the Distribution Account) from the Distribution Account and, apply such funds to distributions on the Certificates in the following order and priority and, in each case, to the extent of Available Funds, subject to adjustment in accordance with Section 4.01(b):

                  FIRST, from the portion of Available Funds representing the Interest Distribution Amount, to the Class A-1, Class A-2 and Class A-3 Certificates, PRO RATA based on the Accrued Certificate Interest of each such Class, the related Accrued Certificate Interest for such Distribution Date, any shortfall to be allocated among such Classes in proportion to the amount of the Accrued Certificate Interest that would have been distributed in the absence of such shortfall;

                  SECOND, to the extent of remaining Available Funds, amounts attributable to principal on the Certificates, in the following order and priority:

                                    (i) FIRST, to the Class A-R Certificates
                           until the Class Principal Balance of the Class A-R Certificates has been reduced to zero; and

                                    (ii) SECOND, from the portion of Available
                           Funds representing the Principal Distribution Amount, to the Class A-1, Class A-2, Class A-3 and Class PO Certificates, PRO RATA based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

                  THIRD, to the Class A-R Certificates any remaining portion (which is expected to be zero) of the Available Funds in the Master REMIC for that Distribution Date.

                  (b) On each Distribution Date, the amount referred to in clause (i) of the definition of Accrued Certificate Interest for each Class of Certificates shall be reduced by the related Class' PRO RATA share of Net Interest Shortfalls (based on such Class' Accrued Certificate Interest for such Distribution Date without taking into account such Net Interest Shortfalls).

                  Section 4.02. ALLOCATION OF REALIZED LOSSES.

                  (a) On or prior to each Distribution Date, the Trustee shall determine the total amount of Realized Losses and the allocation of such total amount as set forth below. Any Realized Losses with respect to any Underlying Mortgage Loan allocated to the Trust Assets for the related Distribution Date shall be allocated to the Class A-1, Class A-2, Class A-3 and Class PO Certificates, PRO RATA, based upon their respective Class Principal Balances after giving effect to distributions of principal on such Distribution Date until the Class Principal Balance of each such Class has been reduced to zero; PROVIDED, HOWEVER, that the losses allocable to the Class A-2 Certificates, under this paragraph, will first be allocated to the Class A-3 Certificates until the Class Principal Balance of the Class A-3 Certificates has been reduced to zero and then to the Class A-2 Certificates until the Class Principal Balance of the Class A-2 Certificates has been reduced to zero.

                  (b) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate, pursuant to
Section 4.02(a) above shall be accomplished by reducing the Certificate Principal Balance thereof, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Principal Balance" herein.

                  Section 4.03. DISTRIBUTION DATE STATEMENTS TO
CERTIFICATEHOLDERS.

                  (a) On each Distribution Date, the Trustee shall make available to each Certificateholder, the Rating Agencies and the Depositor, a statement based in part on information included in each Underlying Distribution Date Statement setting forth the following information with respect to the related distribution (in the case of information furnished pursuant to (i), (ii) and (iv) below, the amounts shall be expressed as a dollar amount per one thousand dollars):

                           (i) the amount thereof allocable to principal;

                           (ii) the amount thereof allocable to interest, any unpaid Class Interest Shortfall included in such distribution and any remaining unpaid Class Interest Shortfall after giving effect to such distribution;

                           (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

                           (iv) the Class Principal Balance of each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

                           (v) the aggregate amount of the Trustee Compensation with respect to such Distribution Date pursuant to clause (b) of the definition of Trustee Compensation;

                           (vi) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

                           (vii) the amount of principal and interest, if any, distributed in respect of each of the Trust Assets on the related Underlying Distribution Dates;

                           (viii) the principal balance of each class of the Trust Assets, and the aggregate principal balance of all of the classes of the Trust Assets, in each case, (a) immediately prior to the related Distribution Date and (b) as of such Distribution Date after giving effect to the distribution of principal made thereon on the related Underlying Distribution Date; and

                           (ix) for the Underlying Trust, in tabular form, the following information as of the related Underlying Distribution Date:
         (1) the aggregate principal balance of the Underlying Mortgage Loans,
         (2) the fractions expressed as percentages, the numerators of which are the aggregate principal balance of the Underlying Mortgage Loans that are (a) 31-60 days, (b) 61-90 days, and (c) 91 days or more delinquent,
         (d) in foreclosure, and (e) related to REO properties, respectively, and the denominators of which are, in each case, the aggregate principal balance of the Underlying Mortgage Loans and (3) the cumulative and current dollar amount of realized losses Underlying Mortgage Loans allocated to the Trust Assets.

                  (b) The Trustee's responsibility for making the above information available to the Depositor, the Rating Agencies and the Certificateholders is limited to the availability, timeliness and accuracy of the information provided to the Trust in the Underlying Distribution Date Statements by the Master Servicer. The Trustee will make a copy of each statement provided pursuant to this Section 4.03 (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders, the Rating Agencies and other parties to this Agreement via the Trustee's internet website located at "www.ctslink.com". Assistance in using the internet website can be obtained by calling the

Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the Distribution Date Statement is distributed in order to make such distribution more convenient and/or more accessible and the Trustee shall provide timely and adequate notification to the Certificateholders and the parties to this Agreement regarding any such changes.

                  The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties (including the Master Servicer) for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

                  (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

                  (d) The Trustee shall promptly furnish to the Depositor and, upon the written request and at the expense of a Certificateholder, will make available to such Certificateholder, copies of any notices, statements, reports or other communications including, without limitation, the Underlying Distribution Date Statements, received by the Trustee in its capacity as holder of the Trust Assets, with respect to the Trust Assets.

                  (e) With respect to each Distribution Date, prior to the issuance of the related monthly statement to Certificateholders pursuant to this
Section 4.03 (each, a "Distribution Date Statement"), the Trustee shall confirm that it has received all distribution and/or servicing information required to be provided to the Trustee by the Master Servicer for inclusion in such Distribution Date Statement. In the event the Trustee determines that any such information has not been provided as required or is materially incorrect, the Trustee shall immediately notify the Master Servicer and use its reasonable best efforts to cause the Master Servicer to provide or correct, as the case may be, such information promptly (but in any event in time to permit the Trustee to distribute the Distribution Date Statement at the time required in this Agreement).

                                   ARTICLE V

                                THE CERTIFICATES

                  Section 5.01. THE CERTIFICATES.

                  The Certificates shall be substantially in the forms attached hereto as Exhibit A through D. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

                  Subject to Section 10.01 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee in writing at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

                  Section 5.02. CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required by the Trustee.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No transfer of an ERISA-Restricted Certificate shall be made (other than to the Depositor or an affiliate of the Depositor) unless the Trustee shall have received in accordance with paragraph 13 of Exhibit E, in form and substance satisfactory to such Trustee (i) a representation that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement or
(ii) an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Underlying Trustee, the Underlying Depositor or the Trust Administrator to any obligation in addition to those expressly undertaken in this Agreement. For purposes of the preceding sentence, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate, to or on behalf of an employee benefit plan or other retirement arrangement subject to ERISA or the Code in violation of the above restrictions shall be void and of no effect.

                  To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit E and a certification of the transferor (other than the Depositor or an affiliate thereof) certifying as to certain facts surrounding the transfer in substantially the form set forth in Exhibit F.

                           (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                           (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                           (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund or the Trustee to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

                  (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain Book-Entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry

Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Depositor is unable to locate a qualified successor or (y) the Depositor notifies the Trustee in writing, with the consent of the applicable Depository Participants, that it elects to terminate the book-entry system through the Depository, the Trustee, upon receipt of notice of such event, shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; PROVIDED that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

                  Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN
CERTIFICATES.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by the Trustee to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 5.04. PERSONS DEEMED OWNERS.

                  The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

                  Section 5.05. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

                  If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  Section 5.06. MAINTENANCE OF OFFICE OR AGENCY.

                  Certificates may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Trustee. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                                  THE DEPOSITOR

                  Section 6.01. LIABILITIES OF THE DEPOSITOR.

                  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

                  Section 6.02. MERGER OR CONSOLIDATION OF THE DEPOSITOR.

                  The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification to do business as a foreign corporation or legal entity, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and to perform its respective duties under this Agreement.

                  Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 6.03. LIMITATION ON LIABILITY OF THE DEPOSITOR AND OTHERS.

                  None of the Depositor or any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor against any breach of representations or warranties made by it herein or protect the Depositor from any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) the performance of its duties and obligations and the exercise of its rights under this Agreement or the Certificates which constitute "unanticipated expenses incurred by the REMIC" within the meaning of the REMIC Provisions, or (iii) any legal action (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Depositor may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the Distribution Account.

                  Section 6.04. RIGHTS OF CERTIFICATEHOLDERS AS HOLDERS OF THE TRUST ASSETS.

                  The Depositor hereby expressly agrees that each Certificateholder, to the extent of its ownership interest in the Trust Assets, shall have the same rights against the Depositor, acting in its capacity as depositor with respect to the Underlying Trust Fund, as if such Certificateholder held the Trust Assets directly.

                                  ARTICLE VII

                                   [RESERVED]

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  Section 8.01. DUTIES OF TRUSTEE.

                  The Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such non-conforming instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                           (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                           (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement.

                  Section 8.02. CERTAIN MATTERS AFFECTING THE TRUSTEE.

                  Except as otherwise provided in Section 8.01:

                           (i) the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

                           (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants or any Opinion of Counsel, to the extent such advice is within the expertise of such counsel, financial advisers or accountants, shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                           (iii) the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Trustee to observe any applicable law prohibiting disclosure of information regarding the Certificateholders;

                           (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care;

                           (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it; and

                           (vii) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

                  The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

                  Section 8.03. TRUSTEE NOT LIABLE FOR CERTIFICATES.

                  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates).

                  Section 8.04. TRUSTEE MAY OWN CERTIFICATES.

                  The Trustee in its individual or any other capacity other than as Trustee hereunder may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trustee.

                  Section 8.05. TRUSTEE'S FEES AND EXPENSES.

                  As compensation for its activities hereunder, the Trustee shall be entitled to retain or withdraw from the Distribution Account an amount equal to any accrued and unpaid Trustee Compensation. The Trustee and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Trust Assets or (c) the Certificates, other than any such loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder, (ii) incurred in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense (x) incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or (y) which would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii) incurred by reason of any action of the Trustee taken at the direction of the Certificateholders. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Trustee shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trustee, to the extent that the Trustee must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

                  Section 8.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

                  The Trustee hereunder shall at all times be (i) a state bank or trust company or a national banking association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade and (ii) the Trust Administrator and Master Servicer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates.

                  Section 8.07. RESIGNATION AND REMOVAL OF TRUSTEE.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06; provided, however, notwithstanding the foregoing, the Trustee may not resign if following such resignation the Trustee will continue to be the Master Servicer or Trust Administrator. If no successor trustee meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance by the successor trustee of appointment as provided in Section 8.08 hereof.

                  Section 8.08. SUCCESSOR TRUSTEE.

                  Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

                  No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

                  Upon acceptance by a successor trustee of appointment as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If such successor trustee fails to mail such notice within 10 days after acceptance by the successor trustee of appointment, the Depositor shall cause such notice to be mailed.

                  Section 8.09. MERGER OR CONSOLIDATION OF TRUSTEE.

                  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 8.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 8.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed as Trustee hereunder, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                           (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee; and



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

                           (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 8.11. TAX MATTERS.

                  It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent on behalf of such REMIC and that in such capacity it shall:

                  (a) prepare, execute, and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, including without limitation, the calculation of any original issue discount using the Prepayment Assumption;

                  (b) apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for such REMIC and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

                  (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

                  (d) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee described in clauses (i)-(iv) of the definition thereof, or an agent (including a broker, nominee or other middleman) of a non-Permitted Transferee (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

                  (e) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;

                  (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status;

                  (g) not permit the creation of any interests in such REMIC other than the Certificates;

                  (h) not receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement);

                  (i) receive any income attributable to any asset which is neither a "qualified mortgage" nor a "permitted investment" within the meaning of the REMIC Provisions;

                  (j) not receive any contributions to such REMIC after the Startup Day that would be subject to tax under Section 860G(d) of the Code;

                  (k) not dispose of any assets of such REMIC at a gain if such disposition would be a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code;

                  (l) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on such REMIC prior to its termination when and as the same shall be due and payable;

                  (m) execute all federal, state or local income tax or information returns as may be required by the Code or state or local laws, regulations or rules, or ensure that such returns be signed by such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

                  (n) maintain records relating to such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

                  The Holder of the largest Percentage Interest of the Class A-R Certificates shall act as "tax matters person" within the meaning of Treasury Regulations Section 1.860F-4(d) for the Master REMIC. The Trustee is hereby designated as agent of such Class A-R Certificateholder for such purposes (or if the Trustee is not so permitted, such Holder shall be the tax matters person in accordance with the REMIC Provisions). In such capacity, the Trustee shall, as and when necessary and appropriate, represent the Master REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Master REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Master REMIC, and otherwise act on behalf of the Master REMIC in relation to any tax matter or controversy involving it.

                  In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

                  In the event that any tax is imposed on "prohibited transactions" of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in
Section 860G(c) of the Code, on any contribution to such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or (ii) in all other cases, or in the event that the Trustee fails to honor its obligations under the preceding clause (i), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.01.

                  Section 8.12. PERIODIC FILINGS.

                  (a) With respect to each Distribution Date, prior to the issuance of the related monthly statement to Certificateholders pursuant to
Section 4.03 (each, a "Distribution Date Statement"), the Trustee shall confirm that it has received all distribution information required to be provided to the Trustee by the Master Servicer for inclusion in such Distribution Date Statement. In the event the Trustee determines that any such information has not been provided as required or is materially incorrect, the Trustee shall immediately notify the Master Servicer and use its reasonable best efforts to cause the Master Servicer to provide or correct, as the case may be, such information promptly (but in any event in time to permit the Trustee to distribute the Distribution Date Statement at the time required in this Agreement).

                  (b) As part of the Form 10-K required to be filed pursuant to paragraph (c) of this Section 8.12, the Trustee shall include the annual compliance certificate and the report of the Trustee's independent public accountants required pursuant to Sections 8.13 and 8.14 hereof, respectively, as well as a report of any significant deficiencies relating to the Trustee's performance of its obligations under this Agreement.

                  (c) The Trustee shall reasonably cooperate with the Depositor to enable the Trust to satisfy its reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K (or other comparable required Form containing the same or comparable information or other information mutually agreed upon) and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations promulgated thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Trust.

                  (d) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date and shall include a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year beginning in 2005 (or such earlier date as may be required by the Exchange Act and the rules and regulations promulgated thereunder), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the annual statements of compliance, the accountant's reports and any report of significant deficiencies relating to the Trustee's performance of its obligations under this Agreement described in paragraph (b) of this Section 8.12, to the extent they have been timely delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Each Form 10-K shall also include a certification in the form attached hereto as Exhibit F or in such other form as may be required by Rules 13a-14 and 15d-14 under the Exchange Act, as applicable, and any directives or interpretations thereof by the Securities and Exchange Commission (the "Certification"), which certification shall be signed by a Responsible Officer of the Trustee.

                  (e) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of such executed report, statement or information.

                  (f) The Trustee shall not file a Form 15 Suspension Notification with respect to the Trust unless specifically directed in writing to do so by the Depositor.

                  Section 8.13. ANNUAL COMPLIANCE CERTIFICATE.

                  The Trustee shall deliver to the Depositor and each Rating Agency on or before March 15th of each year, commencing with March 15, 2005, an Officer's Certificate, signed by two officers of the Trustee, stating, as to the signers thereof, that (i) a review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Trustee has fulfilled all its obligations under this

Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

                  Section 8.14. ANNUAL ACCOUNTANTS' REVIEW.

                  On or before March 15th of each year, commencing with March 15, 2005, the Trustee, at the Depositor's expense, shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Depositor, the Trustee or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined certain documents and records relating to the Trustee's performance of its duties and obligations in accordance with minimum servicing standards (or similar standards appropriate for a resecuritization) under this Agreement and that, on the basis of such examination, such performance is in compliance with this Agreement, except for such significant exceptions or errors in records that such firm reports. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Trustee's expense.

                  Section 8.15. VOTING ON THE TRUST ASSETS.

                  Pursuant to the Underlying Pooling and Servicing Agreement, the Trustee, as holder of the Trust Assets, will represent the Voting Rights (as defined in the Underlying Pooling and Servicing Agreement) of the Certificateholders and will vote as directed by a majority of such Certificateholders, or absent any such direction, in the best interest of such Certificateholders.

                                   ARTICLE IX

                                   [RESERVED]

                                   ARTICLE X

                                   TERMINATION

                  Section 10.01. FINAL DISTRIBUTION ON THE CERTIFICATES.

                  If on any date, the Trustee determines that there are no Trust Assets still outstanding and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Trustee shall promptly send a final distribution notice to each Certificateholder.

                  Notice of any termination of the Trust Fund, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to related Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 5th day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the related Certificates will be made upon presentation and surrender of such Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to related Certificateholders.

                  Upon presentation and surrender of the related Certificates, the Trustee shall cause to be distributed to the Certificateholders of each related Class, in the order set forth in Section 4.01 hereof, on the final Distribution Date, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Principal Balance thereof PLUS accrued interest thereon, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take reasonable steps, or may appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets of the Master REMIC which remain subject hereto and the Class A-R Certificateholders as the beneficial owner of the residual interest issued by the REMIC created under this Agreement shall be entitled to all unclaimed funds and other assets of the REMIC created under this Agreement, which remain subject hereto, and Certificateholders who have not surrendered Certificates shall look only to such Class A-R Certificateholders with respect to any such unclaimed funds and other assets.

                  Section 10.02. ADDITIONAL TERMINATION REQUIREMENTS.

                  (a) In the event of any termination pursuant to Section 10.01, and unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 10.02(a) will not (i) result in the imposition of taxes on "prohibited transactions" as defined in section 860F of the Code on the REMIC created under this Agreement or
(ii) cause such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, the Master REMIC shall be terminated in accordance with the following: the notice given by the Trustee under Section 10.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Master REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Trustee shall also specify such date in a statement attached to the final tax return of the Master REMIC created under this Agreement.

                  (b) By its acceptance of a Residual Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Master REMIC.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.01. AMENDMENT.

                  This Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders
(i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus Supplement, (iii) to add to the duties of the Depositor or the Trustee, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; PROVIDED that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel addressed to the Trustee (which Opinion of Counsel shall be an expense of the party requesting the amendment, or if the Trustee requests the amendment, the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; PROVIDED, HOWEVER, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee and the Depositor also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC created under this Agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

                  This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or
(iii) reduce the
aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement (other than pursuant to the second preceding paragraph) unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax under the REMIC Provisions on the Master REMIC or the Certificateholders or cause the Master REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 11.01.

                  Section 11.02. GOVERNING LAW.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 11.03. INTENTION OF PARTIES.

                  It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

                  The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholder.

                  Section 11.04. NOTICES.

                  (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i) Any material change or amendment to this Agreement;

                           (ii) The resignation or termination of the Trustee and the appointment of any successor; and

                           (iii) The final payment to Certificateholders.

                  (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel,
(b) in the case of the Trustee, the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to each other party to this Agreement in writing and (c) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

                  Section 11.05. SEVERABILITY OF PROVISIONS.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 11.06. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.06, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.07. CERTIFICATES NONASSESSABLE AND FULLY PAID.

                  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                                  ARTICLE XII

                               SECURITIES ACCOUNT

                  Section 12.01. THE SECURITIES ACCOUNT.

                  (a) The Trustee shall establish one or more "Securities Accounts" in the name of the Securities Intermediary that shall be held by the Trustee for the benefit of the Certificateholders. Each Securities Account shall be a segregated, non-interest bearing trust account maintained with the Trustee and established for the purpose of holding the Trust Assets; such account may be the same account as the Distribution Account. Each Securities Account shall be an Eligible Account. The Trustee hereby appoints Wells Fargo Bank, N.A., as Securities Intermediary with respect to the Securities Accounts, and the Securities Intermediary shall hold, for the benefit of the Certificateholders, the Securities Accounts and the Security Entitlements to all Financial Assets credited to the Securities Accounts including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Securities Accounts and all proceeds thereof. Amounts held from time to time in the Securities Accounts will continue to be held by the Securities Intermediary on behalf of the Trustee for the benefit of the Certificateholders. Upon the termination of the Trust, the Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Certificates or interests therein, the Certificateholders shall be deemed to have appointed Wells Fargo Bank, N.A., as Securities Intermediary. Wells Fargo Bank, N.A. hereby accepts such appointment as Securities Intermediary.

                  (b) With respect to the Account Property credited to a Securities Account, the Securities Intermediary agrees that:

                           (i) any Account Property that is held in deposit accounts shall be held solely in a bank approved in writing by each Rating Agency; provided, that Wells Fargo Bank, N.A. shall be deemed to be so approved for so long as it maintains a short term debt rating by S&P of at least "A1+" and a long term debt rating by S&P of at least "AA-"; and each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

                           (ii) the sole assets permitted in a Securities Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

                           (iii) any such Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining a Securities Account in accordance with the Securities Intermediary's customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Trustee with respect thereto over which the Securities Intermediary or such other institution has Control.

                  (c) The Securities Intermediary hereby confirms that (A) a Securities Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Trustee as entitled to exercise the rights that comprise any Financial Asset credited to a Securities Account, (B) all Account Property in respect of a Securities Account will be promptly credited by the Securities Intermediary to such Securities Account, and (C) all securities or other property underlying any Financial Assets credited to a Securities Account shall be registered in the name of the Trustee, endorsed to the Trustee or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to a Securities Account be registered in the name of the Depositor, payable to the order of the Depositor or specially endorsed to the Depositor except to the extent the foregoing have been specially endorsed to the Trustee or in blank.

                  (d) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to a Securities Account shall be treated as a Financial Asset.

                  (e) If at any time the Securities Intermediary shall receive any order from the Trustee directing transfer or redemption of any financial asset relating to a Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person.

                  (f) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in a Securities Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the ownership interest of the Trustee. The Financial Assets credited to a Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Trustee (except that the Securities Intermediary may set off the face amount of any checks which have been credited to a Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                  (g) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor with respect to a Securities Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

                  (h) The rights and powers granted herein to the Trustee have been granted in order to perfect its ownership interest in the Securities Accounts and the Security Entitlements to the Financial Assets credited thereto and are powers coupled with an interest and will neither be affected by the dissolution or bankruptcy of the Depositor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the ownership interest of the Trustee in the Securities Accounts and such Security Entitlements has been terminated pursuant to the terms of this Agreement and the Trustee has notified the Securities Intermediary of such termination in writing.

                  (i) Notwithstanding anything else contained herein, the Trustee agrees that the Securities Accounts will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which agrees substantially as follows: (1) it will comply with Entitlement Orders related to such account issued by the Trustee without further consent by the Depositor; (2) until termination of the Agreement, it will not enter into any other agreement related to such account pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Trustee; and (3) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to such account.

                  (j) The Depositor agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be determined to be necessary, in order to perfect the interests created by this Section and otherwise effectuate the purposes, terms and conditions.

                  Section 12.02. LIABILITY OF THE SECURITIES INTERMEDIARY.

                  The Securities Intermediary shall be liable in accordance herewith only to the same extent as the Trustee shall be liable hereunder as provided in Article VIII hereof.

                  IN WITNESS WHEREOF, the Depositor, the Trustee and the Securities Intermediary have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    MORTGAGE ASSET SECURITIZATION
                                    TRANSACTIONS, INC., as Depositor


                                    By:      /s/ Peter Ma
                                         --------------------------------------
                                         Name:   Peter Ma
                                         Title:  Director


                                    By:      /s/ Chris Paternoster
                                         --------------------------------------
                                         Name:   CHRIS PATERNOSTER
                                         Title:  DIRECTOR


                                    WELLS FARGO BANK, N.A., as Trustee and
                                    Securities Intermediary




                                    By:      /s/ Peter A. Gobell
                                         --------------------------------------
                                         Name:   Peter A. Gobell
                                         Title:  Vice President

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

                  On the ___ day of December, 2004 before me, a notary public in and for said State, personally appeared __________________ known to me to be a __________________ of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     ___________________________
                                                            Notary Public


                  [SEAL]

My commission expires:

________________________________

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

                  On the ___ day of December, 2004 before me, a notary public in and for said State, personally appeared __________________ known to me to be a __________________ of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     ___________________________
                                                            Notary Public


                  [SEAL]

My commission expires:

________________________________

STATE OF __________________         )
                                    )  ss.:
COUNTY OF__________________         )

                  On the ___ day of December, 2004 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     ___________________________
                                                            Notary Public


                  [SEAL]

My commission expires:

________________________________

                                    EXHIBIT A

                     (FORM OF CLASS A-[1][2][3] CERTIFICATE)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.:                                                                           [1]

Cut-off Date:                                                                              December 1, 2004

First Distribution Date:                                                                   January 25, 2005

Last Scheduled Distribution Date:                                                          August 25, 2032

Pass-Through Rate:                                                                         [________]%

[Initial Certificate Principal Balance of this Certificate ("Denomination"):]              $[____________]

[Initial Certificate Principal Balances of all Certificates of this Class:]                $[____________]

CUSIP:                                                                                     [_____________]

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                   MASTR SEASONED SECURITIZATION TRUST 2004-2
                Mortgage Pass-Through Certificates, Series 2004-2

                                  Class A-[___]

                  evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of five classes of previously issued mortgage pass-through certificates representing a senior ownership interest in a pool of conventional mortgage loans secured by first liens on one- to four-family residential properties (the "TRUST ASSETS")

         Mortgage Asset Securitization Transactions, Inc., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Trust Assets deposited by Mortgage Asset Securitization Transactions, Inc. (the "DEPOSITOR"). The Trust Fund was created pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "AGREEMENT") between the Depositor and Wells Fargo Bank, N.A., as trustee (in such capacity, the "TRUSTEE") and as securities intermediary. Distributions on this Certificate will be made primarily from collections on the Trust Assets pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: December 29, 2004

                                             WELLS FARGO BANK, N.A.
                                              as Trustee


                                              By:_______________________________
                                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class A-_ Certificates referred to in the within-mentioned Agreement.

                                             WELLS FARGO BANK, N.A.
                                             as Trustee


                                             By:________________________________
                                                      Authorized Signatory

                                    EXHIBIT B

                         (FORM OF CLASS PO CERTIFICATE)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         THIS CERTIFICATE IS A PRINCIPAL ONLY CERTIFICATE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF INTEREST.


Certificate No.:                                                                           [1]

Cut-off Date:                                                                              December 1, 2004

First Distribution Date:                                                                   January 25, 2005

Last Scheduled Distribution Date:                                                          August 25, 2032

Initial Certificate Principal Balance of this Certificate ("Denomination"):                $[______]

Initial Certificate Principal Balances of all Certificates of this Class:                  $364,168

CUSIP:                                                                                     55265W CD 3

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                   MASTR SEASONED SECURITIZATION TRUST 2004-2
                Mortgage Pass-Through Certificates, Series 2004-2

                                    Class PO

                  evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of five classes of previously issued mortgage pass-through certificates representing a senior ownership interest in a pool of conventional mortgage loans secured by first liens on one- to four-family residential properties (the "TRUST ASSETS")

         Mortgage Asset Securitization Transactions, Inc., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Trust Assets deposited by Mortgage Asset Securitization Transactions, Inc. (the "DEPOSITOR"). The Trust Fund was created pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "AGREEMENT") between the Depositor and Wells Fargo Bank, N.A. as trustee (in such capacity, the "TRUSTEE") and as securities intermediary. Distributions on this Certificate will be made primarily from collections of principal on the Trust Assets pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 29, 2004

                                             WELLS FARGO BANK, N.A.
                                              as Trustee


                                              By:_______________________________
                                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class PO Certificates referred to in the within-mentioned Agreement.

                                             WELLS FARGO BANK, N.A.
                                             as Trustee


                                             By:________________________________
                                                      Authorized Signatory

                                    EXHIBIT C

                         (FORM OF RESIDUAL CERTIFICATE)

         FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). TRANSFERS OF THIS CERTIFICATE TO ANY PERSON WHO IS NOT A PERMITTED TRANSFEREE, AS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT REFERRED TO HEREIN IS PROHIBITED.

         NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

         NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A PERSON ACTING FOR, ON BEHALF OF OR WITH ASSETS OF, ANY SUCH PLAN OR ARRANGEMENT OR (B) AN OPINION OF COUNSEL, IN EACH CASE, IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO ERISA OR THE CODE SHALL BE VOID AND OF NO EFFECT.


Certificate No.:                                                                           1

Cut-off Date:                                                                              December 1, 2004

First Distribution Date:                                                                   January 25, 2005

Last Scheduled Distribution Date:                                                          August 25, 2032

Initial Certificate Principal Balance of this Certificate ("Denomination"):                $100

Initial Certificate Principal Balances of all Certificates of this Class:                  $100

CUSIP:                                                                                     55265W CE 1

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                   MASTR SEASONED SECURITIZATION TRUST 2004-2
                Mortgage Pass-Through Certificates, Series 2004-2

                                    Class A-R

                  evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of five classes of previously issued mortgage pass-through certificates representing a senior ownership interest in a pool of conventional mortgage loans secured by first liens on one- to four-family residential properties (the "TRUST ASSETS")

         Mortgage Asset Securitization Transactions, Inc., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Trust Assets are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Trust Assets deposited by Mortgage Asset Securitization Transactions, Inc. (the "DEPOSITOR"). The Trust Fund was created pursuant to a Trust Agreement dated as of the Cut-off Date specified above (the "AGREEMENT") between the Depositor and Wells Fargo Bank, N.A. as trustee (in such capacity, the "TRUSTEE") and as securities intermediary. Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office of the Trustee.

         No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received: (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf or with the assets of, any such plan or arrangement or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class A-R Certificate will not result in non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Underlying Trustee, the Underlying Depositor or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund. (Such representations shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of a Class A-R Certificate and by a beneficial owner's acceptance of its interest in a Class A-R Certificate.) Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan or other retirement arrangement subject to ERISA or the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 29, 2004

                                             WELLS FARGO BANK, N.A.
                                              as Trustee


                                              By:_______________________________
                                                       Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Class A-R Certificates referred to in the within-mentioned Agreement.

                                             WELLS FARGO BANK, N.A.
                                             as Trustee


                                             By:________________________________
                                                      Authorized Signatory

                                    EXHIBIT D

                        (Form of Reverse of Certificates)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                   MASTR SEASONED SECURITIZATION TRUST 2004-2

                Mortgage Pass-Through Certificates, Series 2004-2

         This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Seasoned Securitization Trust 2004-2, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "CERTIFICATES"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "DISTRIBUTION DATE"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the

Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices that the Trustee designates for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement will terminate upon the maturity or other liquidation of the last Trust Assets remaining in the Trust Fund. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________

                (Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:


                                           _____________________________________
                                           Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________, account number
______________, or, if mailed by check, to __________________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________

         This information is provided by, ______________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF         )
                 )   ss.:
COUNTY OF        )

         On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

                                             __________________________________
                                             Notary Public


[Notarial Seal]

                                    EXHIBIT E

                      FORM OF CLASS A-R TRANSFER AFFIDAVIT

                   MASTR SEASONED SECURITIZATION TRUST 2004-2

                Mortgage Asset Securitization Transactions, Inc.
                       Mortgage Pass-Through Certificates
                                  Series 2004-2




STATE OF           )
                   )   ss.:
COUNTY OF          )

         The undersigned, being first duly sworn, deposes and says as follows:

                  1. The undersigned is an officer of _______, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "CERTIFICATE") issued pursuant to the Trust Agreement dated as of December 1, 2004 (the "AGREEMENT") between Mortgage Asset Securitization Transactions, Inc., as depositor and Wells Fargo Bank, N.A. as trustee (in such capacity, the "TRUSTEE") and as securities intermediary. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

                  2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

                  3. The Transferee has been advised of, and understands that
(i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organizations; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

                  4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false; provided, that a pass-through entity which is an "electing large partnership" under the Code will be subject to tax in all events. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.) The Transferee further understands that it may incur tax liabilities with respect to the holding of the Certificate in excess of cash flows generated thereby.

                  5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

                  6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit F to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

                  7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee historically has paid its debts as they have become due and intends to do so in the future. The Transferee understands that the taxable income and tax liability with respect to this Certificate will exceed distributions with respect to the Certificate in some or all periods and intends to pay all taxes with respect to the Certificate as they become due.

                  8. The Transferee's taxpayer identification number is
__________.

                  9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) or is not a U.S. Person and has furnished the Transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form.

                  10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  11. The Transferee will not cause income with respect to the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

                  12. Check one of the following paragraphs:

         |_| The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

         (i) the present value of any consideration given to the Transferee to acquire such Certificate;

         (ii) the present value of the expected future distributions on such Certificate; and

         (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

         For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

         |_| The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

                  (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations
                           Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5); and

                  (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

         |_| None of the above.

                  13. The Transferee is either: (i) not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement or (ii) the Transferee has delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee the Depositor, the Underlying Trustee, the Underlying Depositor or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.

                                      *  *  *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____________ day of __________________, 200_.


                                             ___________________________________
                                             PRINT NAME OF TRANSFEREE


                                             By:________________________________
                                             Name:
                                             Title:


[Corporate Seal]

ATTEST:


_________________________________________
[Assistant] Secretary


         Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this _______ day of _______, 200_.


                                             ___________________________________
                                             NOTARY PUBLIC


                                             My Commission expires the ______
                                             day of ________________, 200_.

                                    EXHIBIT 1
                                  to EXHIBIT E

                               Certain Definitions

         "DISQUALIFIED ORGANIZATION": A Person specified in clauses (i)-(iv) of the definition of "Permitted Transferee."

         "OWNERSHIP INTEREST": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "PERMITTED TRANSFEREE": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on September 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any residual certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable treaty, of such Person or any other U.S. Person and
(vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

         "PERSON": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "TRANSFER": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         "TRANSFEREE": Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

                                    EXHIBIT 2
                               to EXHIBIT E

                        SECTION 5.02(C) OF THE AGREEMENT

         Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit E and a certification of the transferor (other than the Depositor or an affiliate thereof) certifying as to certain facts surrounding the transfer in substantially the form set forth in Exhibit F.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund or the Trustee to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                               __________________
                                               Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

Wells Fargo Bank, N.A., as trustee
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479


Attention:

         Re: Mortgage Asset Securitization Transactions, Inc., MASTR Seasoned Securitization Trust 2004-2, Mortgage Pass-Through Certificates, Series 2004-2, Class A-R

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended and (b) to the extent we are disposing of a Class A-R Certificate, (i) we have no knowledge the transferee is not a Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no reason to believe that the transferee will not pay taxes with respect to the Class A-R Certificate when due, and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Transfer Affidavit are false.

                                             Very truly yours,


                                             ___________________________________
                                             Print Name of Transferor


                                             By:________________________________
                                             Authorized Officer

                                    EXHIBIT G

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

            MASTR Seasoned Securitization Trust 2004-2 (the "Trust")
                       Mortgage Pass-Through Certificates
                                  Series 2004-2

I, [identify the certifying individual], certify that:

                  1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in these reports is included in these reports;

                  4. I am responsible for reviewing the activities performed by the Trustee under the Trust Agreement and based upon my knowledge and the annual compliance review required under the Trust Agreement, and except as disclosed in the reports, the Trustee has fulfilled its obligations under the Trust Agreement; and

                  5. The reports disclose all significant deficiencies relating to the Trustee's compliance with the minimum servicing standards or similar standards based upon the report provided by an independent public accountant, after conducting a review in compliance with established or stated criteria as set forth in the professional standards of the American Institute of Certified Public Accountants as set forth in the Trust Agreement that is included in these reports.

         [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of [Master Servicer][and][Depositor]].

         Capitalized terms used but not defined herein have the meanings assigned in the trust agreement dated as of December 1, 2004 (the "Trust Agreement") between Mortgage Asset Securitization Transactions, Inc., as depositor and Wells Fargo Bank, N.A., as trustee and as securities intermediary.

Date: _____________________


___________________________
[Signature]
Name:______________________
Title:_____________________